UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Darley

On April 3, 2009, The Majestic Star Casino, LLC (the “Company”) appointed Michael Darley as Executive Vice President and Chief Operating Officer.  Mr. Darley had been serving as Interim Executive Vice President and Chief Operating Officer since September 13, 2008.  In connection with Mr. Darley’s appointment, the Company entered into an employment agreement with Mr. Darley as of April 3, 2009 (the “Employment Agreement”).  The Employment Agreement effectively terminates the Assignment, Assumption and First Amendment to Employment Agreement dated December 5, 2008, between the Company, Barden Nevada Gaming, LLC and Mr. Darley and filed by the Company on a Form 8-K/A on December 11, 2008 as Exhibit 10.1.The Employment Agreement expires on May 1, 2010, subject to the continuation of certain non-competition, non-solicitation, confidentiality and indemnification obligations as described in the Employment Agreement.  The Employment Agreement provides for an annual base salary of $400,000, retroactive to January 1, 2009, and participation in the Company’s bonus or incentive plans as formulated from time to time by the Company’s Board of Directors.  Mr. Darley is also entitled to participate in the Company’s benefit plans as are generally made available from time to time to the Company’s executives.

Mr. Darley may terminate his employment upon 30 days prior written notice to the Company.  The Company may terminate Mr. Darley’s employment with cause, as defined in the Employment Agreement, immediately in the case of specified matters or otherwise subsequent to providing Mr. Darley with 30 business days written notice and an opportunity to cure such deficiency.  The Company may also terminate Mr. Darley’s employment without cause upon 30 days prior written notice or upon payment of 30 days’ base salary in lieu of such notice.  In case of such termination, the Company will pay Mr. Darley his unpaid base salary through the termination date, and Mr. Darley shall receive specified benefits in accordance with the Company’s plans and policies.  Additional benefits specified in the Employment Agreement are set forth below.

If Mr. Darley terminates his employment for good reason (including following a change in control of the Company)  or the Company terminates Mr. Darley without cause, both as defined in the Employment Agreement, then the Company also shall pay Mr. Darley: (A) a lump sum payment of 12 months’ base salary within 90 days following Mr. Darley’s termination; (B) to the extent provided for, any bonus compensation that may be paid in accordance with the bonus plan then in effect; and (C) twelve months of Company-paid COBRA benefits for Mr. Darley and his then-insured dependents.  Upon Mr. Darley’s death, his estate also would be entitled to: (X) a lump sum payment of 60 days base salary; (Y) to the extent provided for, any bonus compensation that may be paid in accordance with the bonus plan then in effect; and (Z) twelve months of Company-paid COBRA benefits for his then-insured dependents.

A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the foregoing summary of such agreement is qualified in its entirety by reference to such agreement, the terms of which are incorporated herein by reference.

The Majestic Star Casino, LLC 2009 Executive Incentive Plan (the “2009 EIP”).

On April 3, 2009, the Board of Directors of the Company approved the 2009 EIP.  The 2009 EIP is effective for the 2009 calendar year and any subsequent periods as may be determined from time to time by the Company’s Board of Directors.  The 2009 EIP provides for eligible executives of the Company to earn incremental compensation over and above his or her base salary (“Incentive Compensation”) based on workload, achievement of individual goals and milestones and achievement of targeted financial results during the period(s) covered by the 2009 EIP.  The target Incentive Compensation that can be earned under the 2009 EIP ranges from 40% to 80% of a participating executives’ annual base salary then in effect.  Actual Incentive Compensation earned may vary above or below this range depending on financial performance.  Eligible executives will not be eligible to receive (or retain, to the extent already paid during 2009) any amounts under the 2009 EIP if terminated for cause, as defined in the 2009 EIP, prior to December 31, 2009.  Eligible executives terminated without cause shall receive a pro rata portion of amounts set forth in the 2009 EIP and will not be subject to disgorgement for any amounts paid during 2009.

Mr. Darley and Jon S. Bennett, the Company’s Senior Vice President, Chief Financial Officer and Treasurer are eligible executives of the 2009 EIP.   Don H. Barden, the Company’s Chairman and Chief Executive Officer, is not participating in the 2009 EIP.

A copy of the 2009 EIP is attached to this Current Report on Form 8-K as Exhibit 10.2, and the foregoing summary of such plan is qualified in its entirety by reference to such plan, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement, dated April 3, 2009, by and between The Majestic Star Casino, LLC and Michael Darley.

Exhibit 10.2	The Majestic Star Casino, LLC 2009 Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2009		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Number                                 Description

10.1	Employment Agreement, dated April 3, 2009, by and between The Majestic Star Casino, LLC and Michael Darley.
10.2	The Majestic Star Casino, LLC 2009 Executive Incentive Plan.